EXHIBIT 10.18.3
SECOND AMENDMENT TO SUBLEASE
     THIS SECOND AMENDMENT TO SUBLEASE (this “Amendment”) is made and entered into as of February 27, 2007, by and between LUDLOW TECHNICAL PRODUCTS CORPORATION, a New York corporation (“Sublandlord”), with an address at c/o Tyco Healthcare Group LP, 15 Hampshire Street, Mansfield, MA 02048, and SYNACOR, INC., a Delaware corporation (“Subtenant”), with an address at 40 La Riviere Drive, Buffalo, New York 14202.
WITNESSETH:
     A. Sublandlord is the tenant under that certain Property Lease dated March 13, 1998, with Waterfront Associates, LLC (“Landlord”), as landlord, covering Building No. 3, Waterfront Village Center, 40 La Riviere Drive, Buffalo, New York 14202 (the “Building”), as amended by that certain First Amendment to Lease dated April 29, 1998, that Second Amendment to Lease dated April 21, 1999, and that Third Amendment to Lease dated July 30, 1999 (collectively, the Property Lease and amendments thereto are the “Lease”).
     B. Under the terms and conditions of that certain Sublease dated as of March 3, 2006 (the “Original Sublease”), as amended by that certain First Amendment to Sublease dated September 25, 2006 (collectively, the “Sublease”), Subtenant subleased from Sublandlord approximately 26,464 rentable square feet of space located on the third floor of the Building (the “Existing Premises”), which Existing Premises is more particularly described in the Sublease as the Premises.
     C. Under the terms and conditions of the Sublease, Subtenant desires to sublease additional space on the third floor of the Building, which additional space contains approximately 4,344 rentable square feet of space and is more particularly depicted on Exhibit A, attached hereto and incorporated herein (the “Additional Premises”); and Sublandlord has agreed to sublease such Additional Premises to Subtenant on the terms and conditions of the Sublease, as modified herein.
     NOW THEREFORE, in consideration of the mutual covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Sublandlord and Subtenant agree as follows:
     1. Additional Premises. Conditioned upon receipt by Sublandlord of Landlord’s written consent executed in substantially the form attached hereto as Exhibit B, Sublandlord hereby subleases to Subtenant, and Subtenant hereby subleases from Sublandlord, the Additional Premises on the terms and conditions of the Sublease, as modified hereby; accordingly, from and after the Effective Date (hereinafter defined), the term “Premises” shall refer collectively to the Existing Premises and the Additional Premises; and, except as otherwise provided herein, Subtenant’s Share shall be increased to 30%, which is the percentage obtained by dividing the number of rentable square feet in the Premises (30,808) by the number of rentable square feet in the Building (102,816). Subtenant accepts the Additional Premises in their “AS-IS” condition, and Sublandlord shall not be required to perform any demolition work or tenant-finish work therein or to provide any allowances therefor. Sublandlord and Subtenant stipulate that the number of rentable square feet in the Existing Premises, the Additional Premises, and the Building is correct.
     2. Term for Additional Premises. The term for the Additional Premises shall begin on the Effective Date and shall expire on the Expiration Date as set forth in Section 2,3 of the Original Sublease. As used herein, the “Effective Date” shall mean the earlier of (a) the date on which Subtenant occupies any portion of the Additional Premises and begins conducting business therein, or (b) April 1, 2007; provided, if Sublandlord is unable to deliver possession of the Additional Premises to Subtenant by the date stated in the preceding clause (b), then Sublandlord shall not be in default hereunder or be liable for damages therefor, and Subtenant shall accept possession of the Additional Premises on the date when Sublandlord tenders possession thereof to Subtenant (which date will then be defined as the Effective Date).
     Subtenant shall execute and deliver to Sublandlord, within ten days after Sublandlord has requested the same, a letter confirming (i) the Effective Date, and (ii) that Subtenant has accepted the Additional Premises.
     3. Rent for Additional Premises. The annual fixed rent due under the Sublease for the Additional Premises shall be $60,816.00, payable in equal monthly installments of $5,068.00 per month, beginning on April 1, 2007. Thus, commencing on April 1, 2007, the total monthly fixed rent due under the Sublease for the Premises shall be $35,942,67.
     4. Security Deposit. Contemporaneously with the execution hereof, and as a condition to the effectiveness of this Amendment, Subtenant shall deliver to Sublandlord an additional $5,068.00 to be held as part of the Security Deposit under the Sublease.
     5. Right of First Offer. The Right of First Offer set forth in Section 5 of the First Amendment to Sublease dated September 25, 2006, is hereby deleted.
     6. Termination by Subtenant. Section 7 of the First Amendment to Sublease dated September 25, 2006, is hereby deleted in its entirety and shall have no further force or effect. The following provision is hereby inserted in its place:
Provided that Subtenant is not in default when Subtenant delivers the early termination notice or on the Cancellation Date, Subtenant may, at its sole option, terminate this Sublease effective as of November 30, 2011 (the “Cancellation Date”). To exercise such termination right, Subtenant must, no later than February 28, 2011, give notice thereof to Sublandlord together with Subtenant’s payment to Sublandlord of One Hundred Ninety-Four Thousand Dollars ($194,000.00) (the “Cancellation Fee”) in lawful money of the United States of America. As a condition to the effectiveness of Subtenant’s cancellation right, Subtenant shall pay to Sublandlord prior to the Cancellation Date any past-due amounts then outstanding under the Sublease. If Subtenant fails timely to deliver the Cancellation Fee or the cancellation notice or is otherwise unable to comply with or exercise this cancellation option, then Subtenant’s right to cancel this

Sublease under this section shall expire; time is of the essence with respect thereto.
     7. Parking. Section 5.6 of the Original Sublease is hereby deleted and replaced with the following:
Subtenant shall have the non-exclusive right, together with the other tenants and occupants of the Building and other buildings comprising Waterfront Village Center and their employees, agents, licensees, and invitees, to use the parking areas servicing the Building (as reasonably designated by Landlord) for the purpose of vehicular parking for Subtenant’s Representatives, all without additional charge; provided however that Subtenant’s Representatives shall not occupy more than an aggregate of one hundred and thirty five (135) parking spaces at any time. If, for any reason, Sublandlord is unable to provide all or any portion of the parking spaces to which Subtenant is entitled hereunder, then Subtenant shall have no claims against Sublandlord because of Sublandlord’s failure or inability to provide Subtenant with such parking spaces. Sublandlord shall not be responsible for enforcing Subtenant’s parking rights against any third parties. Subtenant shall cause Subtenant’s Representatives to comply with all reasonable rules and regulations that Sublandlord and/or Landlord may promulgate with respect to parking in the parking areas, including without limitation, a system of stickers, access cards or other system intended to regulate and control access to such parking areas.
     8. Brokerage. Sublandlord and Subtenant each warrant to the other that it has not dealt with any broker or agent in connection with the negotiation or execution of this Amendment other than Trammell Crow Services, Inc., and CB Richard Ellis, Inc., whose commission Sublandlord shall pay under a separate written agreement. Subtenant and Sublandlord shall each indemnify the other against all costs, expenses, attorneys’ fees, and other liability for commissions or other compensation claimed by any other broker or agent claiming the same by, through, or under the indemnifying party.
     9. Ratification. Subtenant hereby ratifies and confirms its obligations under the Sublease, and represents and warrants to Sublandlord that it has no defenses thereto. Additionally, Subtenant further confirms and ratifies that, as of the date hereof, (a) the Sublease is and remains in good standing and in full force and effect, and (b) Subtenant has no claims, counterclaims, set-offs or defenses against Sublandlord arising out of the Sublease or in any way relating thereto or arising out of any other transaction between Sublandlord and Subtenant.
     10. Binding Effect; Governing Law; Recitals. Except as modified hereby, the Sublease shall remain in full effect and this Amendment shall be binding upon Sublandlord and Subtenant and their respective successors and assigns. If any inconsistency exists or arises between the terms of this Amendment and the terms of the Sublease, the terms of this Amendment shall prevail. This Amendment shall be governed by the laws of the State of New York. The recitals at the beginning of this Amendment are hereby incorporated as if fully set forth herein.
     11. Counterparts. This Amendment may be executed in multiple counterparts, each of which shall constitute an original, but all of which shall constitute one document.

     IN WITNESS WHEREOF Sublandlord has duly executed this Amendment as of the day and year first above written.

SUBLANDLORD: LUDLOW TECHNICAL PRODUCTS CORPORATION
By:	/s/ Charles J. Dockendorff
Charles J. Dockendorff
Vice President

COMMONWEALTH OF MASSACHUSETTS	)
	)	ss.
COUNTY OF BRISTOL	)
On the 9th day of March, 2007, before me, the undersigned, a Notary Public in and for said Commonwealth of Massachusetts, personally appeared Charles J. Dockendorff, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he/she executed the same in his/her capacity, and that by his/her signature on the instrument, the individual, or the entity upon behalf of whom the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Bristol County, Massachusetts.

/s/ Suzanne E. Gaddy
Notary Public
My Commission Expires: 3-22-2007

     [SEAL]

     IN WITNESS WHEREOF Sublandlord has duly executed this Amendment as of the day and year first above written.

SUBTENANT: SYNACOR,INC.

By:	/s/ Ron Frankel

Name: Ron Frankel
Chief Executive Officer

State OF New York	)
	)	ss.
COUNTY OF Erie	)
     On the 27th day of February, 2007, before me, the undersigned, a Notary Public in and for the State of New York, personally appeared Robert S. Rusak, personally known to me or proved to me on the basis of satisfactory evidence to be the individual whose name is subscribed to the within instrument and acknowledged to me that he executed the same in his capacity, and that by his signature on the instrument, the individual, or the entity upon behalf of whom the individual acted, executed the instrument, and that such individual made such appearance before the undersigned in Erie County, New York.

/s/ Brian C Neeson
Notary Public
My Commission Expires: 6/15/2010

[SEAL]